      As filed with the Securities and Exchange Commission on June 30, 2000

                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                             PELICAN FINANCIAL, INC.
             (Exact name of Registrant as specified in its charter)

               Delaware                          58-2298215
       (State of incorporation)     (I.R.S. Employer Identification No.)

                               315 East Eisenhower
                            Ann Arbor, Michigan 48108
                    (Address of principal executive offices)

                         ------------------------------

                      1997 Stock Option and Incentive Plan
                            (Full title of the Plan)

                         ------------------------------

                             Mr. Charles C. Huffman
                      Chairman and Chief Executive Officer
                             PELICAN FINANCIAL, INC.
                               315 East Eisenhower
                            Ann Arbor, Michigan 48108
                                 (800) 765-5562
 (Name, address and telephone number, including area code, of agent for service)

                         ------------------------------

                                    Copy to:
                                Edward L. Lublin
                         Manatt, Phelps & Phillips, LLP
                          1501 M Street N.W., Suite 700
                           Washington, D.C. 20005-1702
                                 (202) 463-4300

===================================================================================================================================
                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                    Proposed Maximum       Proposed Maximum
 Title of Securities to be Registered     Maximum Amount to be     Offering Price         Aggregate Offering           Amount of
                                             Registered (1)             Per Share               Price             Registration Fee
----------------------------------------  ----------------------  ---------------------- ----------------------  ------------------
    Common Stock, no par value                   321,400 shares   $5.88  (2)             $ 1,889,832             $ 568.95
    Common Stock, no par value                    78,600 shares   $3.375 (3)             $   265,275
                 TOTAL                           400,000 shares                          $ 2,155,107

---------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Computation based on the weighted average per share price (rounded to nearest cent) of outstanding options issuable under the referenced plans, which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low selling prices per share of Registrant's Common Stock on June 23, 2000 as reported by the American Stock Exchange.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *

Item 2.  Registrant Information and Employee Plan Annual Information. *

         *This Registration Statement relates to the registration of 400,000 shares of Pelican Financial, Inc. (the "Company" or "Registrant") common stock, $0.01 par value per share (the "Common Stock") issuable to employees, officers and directors of the Registrant of its subsidiaries as compensation for services in accordance with the Registrant's 1997 Stock Option and Incentive Plan (the "Plan") under which 400,000 shares are issuable. Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Registrant's prospectus filed on December 23, 1999 pursuant to Rule 424(b) of the Securities Act, as amended, in connection with its Registration Statement on Form S-1 (File No. 333-76841), which contains audited financial statements for the Registrant's latest fiscal year for which statements have been filed.

         (b) The Registrant's Form 10-K for the fiscal year ended December 31, 1999.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934 on July 6, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees, and agents may be insured or indemnified against liability which they may incur in their capacities as such.

         The Certificate of Incorporation of the Registrant requires indemnification of directors, officers, and employees to the fullest extent permitted by Delaware law.

         The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant or is or was serving at the request of the Registration as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify the person against such liability under the provisions of the Certificate of Incorporation.

         The Registrant believes that these provisions assist the Registrant in, among other things, attracting and retaining qualified persons to serve the Registrant and its subsidiary. However, a result of such provisions could be to increase the expenses of the Registrant and effectively reduce the ability of stockholders to sue on behalf of the Registrant since certain suits could be barred or amounts that might otherwise be obtained on behalf of the registrant could be required to be repaid by the Registrant to an indemnified party.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

Exhibit No.
-----------

         4.1 Registrant's Certificate of Incorporation and amendments thereto (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, File No. 333-76841, originally filed with the commission on April 22, 1999, as subsequently amended (the "Form S-1").

         4.2      Registrant's Restated Bylaws (incorporated by reference to
                  Exhibit 3.2 of the Form S-1).

         4.3 Registrant's specimen stock certificate (incorporated herein by reference to Exhibit 4.1 of the Form S-1).

         4.5 Registrant's 1997 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.2 of the Form S-1).

         5.1      Opinion of Manatt, Phelps & Phillips, LLP.

         23.1     Consent of Manatt, Phelps & Phillips, LLP (included in
                  Exhibit 5.1).

         23.2     Consent of Deloitte & Touche LLP.

         23.3     Consent of Crowe, Chizek & Company, LLP.

         24.1     Power of Attorney (see signature page).

------------------

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

         (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

         (2) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on this 27th day of June, 2000.

                                                    PELICAN FINANCIAL, INC.

                                               By:  /s/ CHARLES C. HUFFMAN
                                                   -----------------------------
                                                    Chairman and Chief Executive
                                                    Officer

                              POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles C. Huffman, Koula M. Kovach, and Howard M. Nathan, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                     TITLE                                  DATE
  /s/ CHARLES C. HUFFMAN                           Chief Executive Officer and                 June 28, 2000
---------------------------------------------      Chairman of the Board
              Charles C. Huffman

  /s/ HOWARD M. NATHAN                             Vice President and Chief                    June 28, 2000
---------------------------------------------      Financial Officer
               Howard M. Nathan

  /s/ RALEIGH E. ALLEN, JR.                        Director                                    June 28, 2000
---------------------------------------------
             Raleigh E. Allen, Jr.


  /s/ MICHAEL L. HOGAN                             Director                                    June 27, 2000
---------------------------------------------
               Michael L. Hogan

                                                   Director                                    ________, 2000
---------------------------------------------
                Koula M. Kovach

  /s/ ERNEST MERLANTI                              Director                                    June 28, 2000
---------------------------------------------
                Ernest Merlanti

                                                   Director                                    ________, 2000
---------------------------------------------
                S. Lynn Stokes

  /s/ MICHAEL D. SURGEN                            Director                                    June 28, 2000
---------------------------------------------
               Michael D. Surgen

                                                   Director                                    _______, 2000
---------------------------------------------
               Brenda Jones


                                INDEX TO EXHIBITS

Exhibit
Number
--------

         4.1 Registrant's Certificate of Incorporation and amendments thereto (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, File No. 333-76841, originally filed with the commission on April 22, 1999, as subsequently amended (the "Form S-1").

         4.2      Registrant's Restated Bylaws (incorporated by reference to
                  Exhibit 3.2 of the Form S-1).

         4.3 Registrant's specimen stock certificate (incorporated herein by reference to Exhibit 4.1 of the Form S-1).

         4.5 Registrant's 1997 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.2 of the Form S-1).

         5.1      Opinion of Manatt, Phelps & Phillips, LLP.

         23.1     Consent of Manatt, Phelps & Phillips, LLP (included in
                  Exhibit 5.1).

         23.2     Consent of Deloitte & Touche LLP.

         23.3     Consent of Crowe, Chizek & Company, LLP.

         24.1     Power of Attorney (see page 8).